Exhibit 99.1

PRESS RELEASE

Synthesis Energy Systems Announces First Quarter Fiscal 2013 Financial Results

HOUSTON, November 7, 2012 – Synthesis Energy Systems, Inc. (NASDAQ: SYMX) (“SES”) today announced financial and operating results for the first quarter of fiscal 2013, ended September 30, 2012.

“We are pleased to have new strategic partners in China after the closing of the combined $15.5 million strategic equity investment from Hongye and Zhongmo. We believe our new partners will be important contributors to growing our business,” stated Robert Rigdon, president and CEO. “In addition to closing these transactions, our Yima Joint Venture project, which is in the commissioning and start-up phase, continues to make good progress toward first methanol production and we are making progress with Shandong Weijiao Group toward achieving improved commercial terms for the ZZ Joint Venture and returning the plant to operation again soon. These items, combined with the new business opportunities we have under development in the U.S. and India, have us positioned to improve operating results over the coming quarters. We look forward to announcing further progress in the near term.”

First Quarter 2013 Financial Results (Unaudited)

Total revenue for the three months ended September 30, 2012, was $71,000 versus $2.5 million for the three months ended September 30, 2011. The variance in revenue is the result of keeping the ZZ plant idle since September 2011 due to nonpayment of the capacity fees owed contractually by the customer. SES is making progress in resolving this issue through restructuring and improving its agreements with its customer, Shandong Weijiao Group (“Weijiao”), which recently acquired a controlling interest in Hai Hua. SES is actively engaged with Weijiao to complete a new agreement and re-start the ZZ Joint Venture plant under an improved operating plan. Management remains optimistic that a mutually beneficial agreement can be reached to improve the plant’s financial performance.

Technology licensing and related services revenues for the three months ended September 30, 2012, were $71,000 versus $307,000 for the three months ended September 30, 2011. The technology licensing and related services revenues for the quarter ended September 30, 2012, resulted primarily from coal testing studies for customers which are confirming the suitability of SES’ technology in projects they are actively developing.

The operating loss for the first quarter of fiscal 2013 was $3.9 million versus $4.4 million reported for the first quarter of fiscal 2012. The decrease in the operating loss was primarily attributable to lower costs at the ZZ plant while holding the plant idle.

The net loss attributable to stockholders for both the first quarter of fiscal 2013 and 2012 was $4.5 million, or $0.09 per share.

Capital Resources and Liquidity

As of September 30, 2012, SES had cash and cash equivalents of $22.7 million and working capital of $13.1 million which includes $8.7 million of funds received in September from the sale of common stock to Hongye. As previously announced, in October 2012 SES received a total of $6.8 million resulting from the additional sales of common stock to Hongye and Zhongmo, which will be reflected in the next quarter’s financials.

Recent Corporate Highlights

•

Continued to advance commissioning and start-up activities at the Yima Joint Venture project. First methanol production is anticipated in December. Once fully operational SES believes that the Yima project should provide a positive impact to its financials and be a major catalyst for further commercialization of its technology.

•

Closed the $15.5 million strategic equity investment from Hongye and Zhongmo. Proceeds from the financing are earmarked for growing the SES China business and intended to advance interests that would generate near-term revenues and earnings, including the potential acquisition of coal operations in Inner Mongolia, China,

•

Expanded the SES board of directors to eight members and added Gao Feng, chairman and president of Hongye, and Dr. Yang Guang, executive vice president of Hongye, to the board pursuant to the terms of the Share Purchase Agreement between the Company and Hongye,

•	Advanced discussions with Weijiao regarding new agreements that are intended to lead to resolution of the unpaid capacity fees and the re-start of the ZZ Joint Venture plant,

•	The potential strategic investment of ZJX/China Energy into SES remains active as ZJX structures its funding partners for China Energy,

•	Expecting the first technology licensing contract in India subject to government clearance on the customer’s coal allocation,

•	Presented at the Gasification Technologies Conference in Washington, DC, where SES provided a progress update on the near-term start-up of its Yima Joint Venture project in China.

About Synthesis Energy Systems, Inc.

SES provides technology, equipment and engineering services for the conversion of low rank, low cost coal and biomass feedstocks into energy and chemical products. Its strategy is to create value through providing technology and equipment in regions where low rank coals and biomass feedstocks can be profitably converted into high value products through its proprietary U-GAS® fluidized bed gasification technology, which SES licenses from the Gas Technology Institute. U-GAS® gasifies coal cost effectively, without many of the harmful emissions normally associated with coal combustion plants. The primary advantages of U-GAS® relative to other gasification technologies are (a) greater fuel flexibility provided by the ability of SES to use all ranks of coal (including low rank, high ash and high moisture coals, which are significantly cheaper than higher grade coals), many coal waste products and biomass feed stocks; and (b) the ability of SES to operate efficiently on a smaller scale, which enables the construction of plants more quickly, at a lower capital cost, and, in many cases, in closer proximity to coal sources. SES currently has offices in Houston, Texas, and Shanghai, China. For more information on SES and SRS, please visit www.synthesisenergy.com or call (713) 579-0600.

SES Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the early stage of development of SES, its estimate of the sufficiency of existing capital sources, its ability to successfully develop its licensing business, its ability to raise additional capital to fund cash requirements for future investments and operations including its China platform initiative, its ability to reduce operating costs, the limited history and viability of its technology, commodity prices and the availability and terms of financing opportunities, its results of operations in foreign countries, its ability to diversify, its ability to complete the restructuring of the ZZ Joint Venture, its ability to obtain the necessary approvals and permits for its future projects, the estimated timetables for achieving mechanical completion and commencing commercial operations for the Yima project as well as the ability of the Yima project to produce revenues and earnings, the sufficiency of internal controls and procedures and the ability of SES to effect the ZJX and China Energy transaction based on our ongoing discussions with them, to grow its business and generate revenues and earnings as a result of its proposed China and India platform initiatives, as well as its joint venture with Midas Resource Partners. Although SES believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

Important Notice from SES

In connection with the proposed ZJX/China Energy transaction, SES has filed a preliminary proxy statement, and intends to file a definitive proxy statement, with the SEC and intends to mail the definitive proxy statement to the stockholders of SES. SES and its directors and officers may be deemed to be participants in the solicitation of proxies from the stockholders of SES in connection with the transaction. Information about the transaction is set forth in the preliminary proxy statement filed, and will be set forth in the definitive proxy statement to be filed by SES with the SEC.

You may obtain the preliminary statement and, when available, the definitive proxy statement, for free by visiting EDGAR on the SEC website at www.sec.gov. Investors should read the definitive proxy statement carefully before making any voting or investment decision because that document will contain important information.

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SYNTHESIS ENERGY SYSTEMS, INC.

(A Development Stage Enterprise)

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,
	2012	2011
Revenue:
Product sales and other — related parties	$—	$2,102
Technology licensing and related services	71	307
Other	—	86

Total revenue	71	2,495
Costs and Expenses:
Costs of sales and plant operating expenses	131	3,204
General and administrative expenses	3,080	3,025
Stock-based compensation expense	164	67
Depreciation and amortization	577	640

Total costs and expenses	3,952	6,936

Operating loss	(3,881)	(4,441)
Non-operating (income) expense:
Equity in losses of joint ventures	517	432
Foreign currency (gain) loss	38	(414)
Interest income	(14)	(37)
Interest expense	96	184

Net loss	(4,518)	(4,606)
Less: net loss attributable to noncontrolling interests	33	66

Net loss attributable to stockholders	$(4,485)	$(4,540)

Net loss per share:
Basic and diluted	$(0.09)	$(0.09)

Weighted average common shares outstanding:
Basic and diluted	52,334	50,858

SYNTHESIS ENERGY SYSTEMS, INC.

(A Development Stage Enterprise)

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30, 2012	June 30, 2012
ASSETS
Current assets:
Cash and cash equivalents	$22,725	$18,035
Accounts receivable	52	316
Prepaid expenses and other currents assets	2,501	2,015
Inventory	23	23

Total current assets	25,301	20,389
Property, plant and equipment, net	33,337	33,942
Intangible assets, net	1,080	1,126
Investment in Yima joint ventures	33,013	33,340
Other long-term assets	3,926	4,050

Total assets	$96,657	$92,847

LIABILITIES AND EQUITY
Current liabilities:
Accrued expenses and accounts payable	$9,759	$8,080
Current portion of long-term bank loan	2,429	2,435

Total current liabilities	12,188	10,515
Long-term bank loan	1,151	2,372

Total liabilities	13,339	12,887
Equity:
Common stock, $0.01 par value: 200,000 shares authorized: 57,800 and 52,022 shares issued and outstanding, respectively	578	520
Additional paid-in capital	215,282	207,345
Deficit accumulated during development stage	(136,293)	(131,808)
Accumulated other comprehensive income	4,682	4,802

Total stockholders’ equity	84,249	80,859
Noncontrolling interests in subsidiaries	(931)	(899)

Total equity	83,318	79,960

Total liabilities and equity	$96,657	$92,847